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                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181 and 333-08161), Registration Statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and 333-08573), and
Registration Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-14115, and 333-14613), of
our report dated October 25, 1996, on our audit of the balance sheet of Les Entreprises de Rebuts Sanipan Inc. as of December 31, 1995, and the related statements of earnings and retained earnings and changes in financial position for the year then ended, our report dated October 25, 1996, on our audit of the balance sheet of Transport Sanico Ltee as of December 31, 1995, and the related statements of earnings and retained earnings and changes in financial position for the year then ended, our report dated November 8, 1996, on our audit of the historical summary of revenues and direct operating expenses of the Combined Ontario and Michigan Operations of the Solid Waste Division of Philip Environmental Inc. for the year ended December 31, 1995, and our report dated November 8, 1996, on our audit of the historical summary of the net book value of property, plant and equipment of the Combined Ontario and Michigan Operations of the Solid Waste Division of Philip Environmental Inc. for the year ended December 31, 1995, which are included in this Current Report on Form 8-K/A.





                                                /s/ DELOITTE & TOUCHE



                                                DELOITTE & TOUCHE

                                                Chartered Accountants


Mississauga, Ontario
November 13, 1996